Exhibit 10(b)

FIRST AMENDMENT

This FIRST AMENDMENT dated as of December 19, 2012 (this “Amendment”) amends the Fifth Amended and Restated Credit Agreement dated as of June 30, 2011 (the “Credit Agreement”) among REGIS CORPORATION, a Minnesota corporation (the “Company”), various financial institutions and JPMORGAN CHASE BANK, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”).  Capitalized terms used but not defined herein have the respective meanings given to them in the Credit Agreement.

WHEREAS, the Company has requested that the Credit Agreement be amended as set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.                            AMENDMENTS.  Subject to the conditions precedent set forth in Section 3, the Credit Agreement is amended as follows:

1.1                               Amendment to Section 1.01.  The definition of “Net Worth” in Section 1.01 is deleted in its entirety.

1.2                               Amendment to Section 8.01(i).  Section 8.01(i) is amended in its entirety to read as follows:

“(i)                               other Liens securing Indebtedness that does not exceed in the aggregate at any one time outstanding $20,000,000; provided that such Liens may not secure the Note Agreement”.

1.3                               Amendment to Section 8.04(e).  Section 8.04(e) is amended in its entirety to read as follows:

“(e)                            other Investments (excluding Permitted Acquisitions but including Investments in Joint Ventures) in addition to the foregoing Investments permitted by this Section 8.04; provided that (i) the total amount of Investments permitted under this Section 8.04(e) does not exceed in the aggregate at any one time outstanding the greater of (1) $200,000,000 and (2) the product of 35% and the difference between (x) consolidated tangible assets of the Company and its consolidated Subsidiaries and (y) the aggregate amount of Investments of the Company and its consolidated Subsidiaries not otherwise permitted by any of clauses (a) through (d) above, in each case as set forth in the most recently delivered Compliance Certificate pursuant to Section 7.02(a) and (ii) the aggregate amount of such Investments made in or to Persons that are not in the same or similar line of business in which the Company and its Subsidiaries are engaged as of the Effective Date shall not exceed one-third of the amount determined pursuant to the foregoing clause (i)”.

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1.4                               Amendment to Section 8.05(g).  Section 8.05(g) is amended in its entirety to read as follows:

“(g)                            other Indebtedness incurred by the Company or any Subsidiary from time to time; provided that after giving effect to such Indebtedness, (i) Section 8.14 would not be violated (as determined on a pro forma basis as of the last day of the previous fiscal quarter) and (ii) the aggregate outstanding amount of such Indebtedness of Subsidiaries that are not Guarantors shall not at any time exceed 9.5% of consolidated tangible assets of the Company and its consolidated Subsidiaries as set forth in the most recently delivered Compliance Certificate pursuant to Section 7.02(a)”.

1.5                               Amendment to Section 8.08(e).  Section 8.08(e) is amended in its entirety to read as follows:

“(e)                            other Contingent Obligations (other than L/C Obligations) of the Company and its Subsidiaries not to exceed in the aggregate at any one time outstanding the greater of (i) $60,000,000 and (ii) 7% of consolidated tangible assets of the Company and its consolidated Subsidiaries as set forth in the most recently delivered Compliance Certificate pursuant to Section 7.02(a)”.

1.6                               Amendment to Section 8.16.  Section 8.16 is amended in its entirety to read as follows:

“8.16                  [RESERVED.]”.

1.7                               Amendment to Section 8.18.  Section 8.18 is amended in its entirety to read as follows:

“8.18                  Restricted Payments.  The Company shall not, and shall not permit any Subsidiary to, (i) declare or pay any dividend or make any other distribution (whether in cash, securities or other property) on any of its stock or other equity interests or any warrants, options or other rights with respect thereto (any of the foregoing, “Equity Interests”) or (ii) purchase, redeem or otherwise acquire for value any of its Equity Interests, excluding any purchase or redemption of any obligations of the Company with respect to the convertible notes (due 7/14/14) described on Schedule 8.05 (x) upon the maturity thereof or (y) at the option of the holder thereof, in each case so long as no Default or Event of Default exists or would result therefrom (any such non-excluded declaration, payment, distribution, purchase, redemption or other acquisition, a “Restricted Payment”); provided that:

(a)                                 any Subsidiary may declare and pay dividends, and make other distributions, to the Company or any other Subsidiary;

(b)                                 the Company may declare and pay stock dividends; and

(c)                                  so long as no Default or Event of Default exists, the Company and its Subsidiaries may make other Restricted Payments; provided that (1) if the Leverage Ratio as of the last day of the most recently ended fiscal quarter was greater than 2.50 to 1.0,

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then neither the Company nor any Subsidiary will make any Restricted Payment pursuant to this clause (c) if, after giving effect thereto, the aggregate amount of all such Restricted Payments made during the 12-month period ending on the date of such Restricted Payment would exceed $25,000,000 and (2) the aggregate amount of all such Restricted Payments made on or after December 19, 2012 other than Ordinary Dividends would not exceed $100,000,000.  For purposes hereof, “Ordinary Dividends” shall mean normal, ordinary course, recurring dividends made by the Company on any of its Equity Interests and shall not include special, non-recurring distributions.”

SECTION 2.                            Representations and Warranties.  The Company represents and warrants to the Administrative Agent and the Lenders that as of the date of effectiveness of this Amendment (and after giving effect to such effectiveness): (a) the representations and warranties of the Company set forth in the Credit Agreement are true and correct in all material respects (except to the extent stated to relate to an earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date); and (b) no Default or Event of Default exists.

SECTION 3.                            CONDITIONS PRECEDENT.  This Amendment shall become effective on the date on which the Administrative Agent has received the following:

(a)                                 Counterparts of this Amendment signed by the Company and the Required Lenders.

(b)                                 A Confirmation substantially in the form of Exhibit A signed by each Loan Party.

(c)                                  An amendment fee of $5,000 for each Lender that, on or prior to 2:00 p.m. (Chicago time) on September 28, 2012, delivers a signed counterpart of this Amendment to the Administrative Agent.

(d)                             Payment of all invoiced fees and expenses of the Administrative Agent (including reasonable attorneys’ fees and expenses).

(e)                                  Evidence that the Note Agreement has been amended in a manner consistent with the amendments set forth herein and otherwise reasonably satisfactory to the Administrative Agent.

SECTION 4.                            MISCELLANEOUS.

4.1                               Expenses.  The Company agrees to pay all reasonable out-of-pocket expenses incurred by the Administrative Agent (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent) in connection with this Amendment and the transactions contemplated hereby.

4.2                               Incorporation of Credit Agreement Provisions.  The provisions of Sections 1.02 (Other Interpretive Provisions), 11.14 (Severability) and 11.17 (Waiver of Jury Trial) of the Credit Agreement are incorporated by reference as if fully set forth herein, mutatis mutandis.

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4.3                               Signing in Counterparts.  This Amendment may be signed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.  A signature hereto delivered by facsimile or in .pdf format shall be effective as delivery of an original counterpart.

4.4                               Governing Law.  THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS.

4.5                               Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

4.6                               Effect of Amendment.  Except as expressly set forth herein, this Amendment shall not (a) limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Credit Agreement or any other Loan Document or (b) alter, modify or amend any term or condition set forth in the Credit Agreement or any other Loan Document.

[Remainder Of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed by their respective officers thereunto duly authorized as of the day and year first above written.

REGIS CORPORATION

By:	/s/ Steven Spiegel
Steven Spiegel
Title:	Chief Financial Officer

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent, as an Issuer, as Swing Line Lender and as a Lender

By:	/s/ Krys Szremski
Title:	Vice President

BANK OF AMERICA, N.A.,
as Syndication Agent, as an Issuer and as a Lender

By:	/s/ Steven K. Kessler
Title:	Senior Vice President

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD. as a Lender

By:	/s/ Christine Howatt
Title:	Authorized Signatory

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Ludmila Yakovlev
	Name:	Ludamila Yakovlev
	Title:	AVP

WELLS FARGO BANK, N.A., as a Lender

/s/ Peter Kiedrowski
By:	Peter Kiedrowski
Title:	Director

FIFTH THIRD BANK, as a Lender

By:	/s/ Christopher Motley
Name:	Christopher Motley
Title:	Senior Vice President

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Philip K. Liebscher
Philip K. Liebscher
Title:	Senior Vice President

ROYAL BANK OF CANADA, as a Lender

By:	/s/ Jennifer Lee-You
Name:	Jennifer Lee-You
Title:	Attorney-In-Fact (New York)

EXHIBIT A

FORM OF CONFIRMATION

December 19, 2012

To:          JPMorgan Chase Bank, N.A., individually and as Administrative

Agent, and the other financial institutions that are

parties to the Credit Agreement referred to below

Please refer to the First Amendment dated as of the date hereof (the “Amendment”) to the Fifth Amended and Restated Credit Agreement dated as of June 30, 2011 (the “Credit Agreement”) among Regis Corporation, a Minnesota corporation, various financial institutions and JPMorgan Chase Bank, N.A., as Administrative Agent.  Capitalized terms used but not otherwise defined herein have the respective meanings given to them in the Credit Agreement.

Each of the undersigned hereby confirms to the Administrative Agent and the Lenders that such undersigned has received a copy of the Amendment and that, after giving effect to the Amendment and the transactions contemplated thereby, each Loan Document to which such undersigned is a party continues in full force and effect and is the legal, valid and binding obligation of such undersigned, enforceable against such undersigned in accordance with its terms.

REGIS CORPORATION
REGIS INC.
SUPERCUTS CORPORATE SHOPS, INC.
SUPERCUTS, INC.
THE BARBERS, HAIRSTYLING FOR MEN
& WOMEN, INC.
REGIS CORP.
HAIR CLUB FOR MEN, LLC

By:	/s/ Steven Spiegel
Name:	Steven Spiegel
Title:	Chief Financial Officer